Exhibit 99.1

For Immediate Release Contact:
Melissa Thompson	Jerry Daly or Carol McCune
Director of Corporate Communications	Daly Gray Public Relations (Media)
(703) 387-3377	(703) 435-6293

Interstate Hotels & Resorts Reports Second-Quarter Results

     ARLINGTON, Va., July 30, 2003—Interstate Hotels & Resorts (NYSE: IHR), the nation’s largest independent hotel management company, today reported historical results for the second quarter ended June 30, 2003. Interstate Hotels & Resorts was formed July 31, 2002, following the merger of MeriStar Hotels & Resorts and Interstate Hotels Corporation. For 2002, both historical financial data and combined pro forma financial data (assuming the merger was completed on January 1, 2002) are included in the tables of this press release. Historical financial data represents results for Interstate Hotels Corporation through July 31, 2002, and results for Interstate Hotels & Resorts subsequent to July 31, 2002.

Second-Quarter Results

     For the second quarter of 2003, net loss was $(0.5) million, or $(0.02) per share. On a historical basis, net loss available to common shareholders was $(13.7) million, or $(2.44) per share, in the 2002 second quarter.

     The statement of operations for the 2003 second quarter includes the following non-recurring items and special charges:

•	$0.6 million of merger and integration expenses, including professional fees, travel and other transition costs.

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•	$0.8 million of write-offs of intangible assets related to the termination of the management contracts with Winston Hotels (NYSE: WXH) on June 30, 2003, and other management contracts terminated during the quarter.

     In the 2003 second quarter, earnings before interest, taxes, depreciation and amortization (EBITDA), excluding non-recurring items and special charges, was $7.0 million. Net income, excluding non-recurring items and special charges, for the 2003 second-quarter reporting period was $0.4 million, or $0.02 per share. These results are $0.03 ahead of consensus analysts’ estimates. Second-quarter 2002 pro forma net income available to common shareholders was $5.7 million. Second-quarter 2002 pro forma EBITDA, excluding non-recurring items and special charges, was $7.7 million and pro forma net income, excluding non-recurring items and special charges, was $0.1 million, or $0.01 per share.

     EBITDA and net income, excluding non-recurring items and special charges, are non-GAAP financial measures within the meaning of the Securities and Exchange Commission (SEC) regulations. See the discussion below in the “Non-GAAP Financial Measures” section of this press release. Reconciliations of EBITDA and EBITDA and net income, excluding non-recurring items and special charges, are provided in the tables of this press release.

     Same-store revenue per available room (RevPAR) for all full-service managed hotels in the 2003 second quarter declined 5.8 percent from the 2002 second quarter to $71.26. Occupancy declined 1.8 percent to 68.2 percent, and average daily rate (ADR) decreased 3.9 percent to $104.53. Same-store RevPAR for all limited-service managed hotels in the 2003

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second quarter decreased 3.5 percent to $55.20. Occupancy decreased 3.0 percent to 68.6 percent, and ADR declined 0.6 percent to $80.41.

     “Second-quarter revenues suffered due to the impact of the war with Iraq and a difficult economic environment,” said Paul W. Whetsell, chairman and chief executive officer. “However, the last two weeks of the quarter saw an upswing in travel, primarily from the leisure segment. While two weeks do not necessarily make a trend, we are encouraged by the continued strength in leisure travel through the first half of July. The future, however, remains uncertain, with the key being the strength of business travel this fall.”

     “We continued to improve market share for our owners in the second quarter, despite a persistently sluggish economy,” said John Emery, president and chief operating officer. “Interstate-managed hotels showed a 1.2 percent increase in RevPAR market share during the period, which builds on the 1.3 percent improvement in the 2003 first quarter. Through our revenue management program, we are able to monitor and adjust room rates in response to occupancy levels and changing trends. We continue to seek ways to capture additional revenues, through targeted marketing and on-property promotions, such as for food and beverage.”

     The war in Iraq and concerns about the SARS virus continued to negatively impact BridgeStreet Corporate Housing Worldwide’s European and Canadian operations. “Results in BridgeStreet’s U.S. markets also were negatively impacted in the second quarter due to the sluggish economy. Although the SARS crisis is apparently under control, our Canadian operations are recovering slowly. We expect economic conditions to continue to affect

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Bridgestreet’s operations in Europe and the United States for the foreseeable future,” Emery noted.

     BridgeStreet doubled the size of its Licensed Global Partner program in the second quarter with the signing of three new agreements with companies that have properties in San Francisco/Silicon Valley, San Diego and South Carolina. BridgeStreet also expanded its global reach with the acquisition of Global Home Network (GHN) during the quarter. This strategic acquisition provides BridgeStreet customers with access to an international network of partners with properties in 40 countries.

     “We continue to focus on selected real estate acquisition opportunities, forming a joint venture with Northridge Capital to acquire up to $400 million in hotel assets,” Emery said. “We have signed a contract for our first hotel acquisition, which we expect to complete in August, and expect to acquire additional hotels in the second half of 2003. We are targeting upscale, full-service and selected premium-branded, limited-service properties in key urban and suburban markets that have strong investment potential and that can benefit from Interstate’s proven repositioning and turnaround programs.”

     During the quarter, Interstate signed five new long-term management agreements, including three hotels which are part of the Calypso Cay Resort in Florida, a Four Points by Sheraton in New York and a Hilton Garden Inn in Connecticut. “Despite the current economic conditions, we have been successful at adding new management contracts,” said John Emery. “Our pipeline of new management contracts remains strong through the end of the year.”

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Capital Structure

     “We had $24 million of availability on our revolving credit facility as of June 30,” said James A. Calder, chief financial officer. “This positions us well to respond to management and real estate investment opportunities in the second half of 2003.”

Key Financial Information

As of June 30, 2003, Interstate had:

•	Total cash of $22.9 million

•	Total debt of $132.2 million, consisting of $88.2 million of senior debt, $40.0 million of subordinated debt and a $4.0 million promissory note

•	Average cost of debt of 7.0 percent

Outlook and Guidance

     “Earnings visibility remains difficult, especially given the uncertainty in our outlook for business and group travel,” Emery said. “We are encouraged by the strength of the leisure market, but at this point do not see a clear, sustainable trend. The outlook for our full-year 2003 incentive fees remains unclear, as does the precise timing of future joint venture acquisitions and the rebound in BridgeStreet Corporate Housing Worldwide’s operations. Because of this uncertainty we are providing slightly more conservative guidance for the full year.”

     For the full year 2003, Interstate estimates net income of $7.2 million to $9.6 million. Interstate has lowered its guidance for EBITDA, excluding non-recurring items and special charges, by 6 percent to $29 million to $33 million. Projected net income per share, excluding non-recurring items and special charges, is estimated at $0.10 to $0.22.

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     In the 2003 third quarter, Interstate expects net income of $0.4 million to $1.1 million; EBITDA, excluding non-recurring items and special charges, of $7.5 million to $8.5 million; and net income per share, excluding non-recurring items and special charges, of $0.05 to $0.08. Reconciliations of forecasted EBITDA and net income, excluding non-recurring items and special charges, for the year ending December 31, 2003, and the three months ending September 30, 2003, are included in the tables of this press release.

     Interstate will hold a conference call to discuss its second-quarter results today, July 30 at 10 a.m. Eastern time. Interested parties may visit the company’s Web site at www.ihrco.com and click on Investor Relations and then Second-Quarter Conference Call. Interested parties also may listen to an archived webcast of the conference call on the Web site, or may dial (800) 405-2236, pass code 543250, to hear a telephone replay. The telephone replay will be available through Monday, August 4, 2003.

     Interstate Hotels & Resorts operates more than 340 hospitality properties with nearly 76,000 rooms in 44 states, the District of Columbia, Canada and Russia, including 55 properties managed by Flagstone Hospitality Management, a subsidiary of Interstate Hotels & Resorts. BridgeStreet Corporate Housing Worldwide, an Interstate Hotels & Resorts subsidiary, is one of the world’s largest corporate housing providers, offering upscale, fully furnished corporate housing throughout the United States, Canada, the United Kingdom, France and 39 additional countries through its network partners. For more information about Interstate Hotels & Resorts, visit the company’s Web site: www.ihrco.com.

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Non-GAAP Financial Measures

     Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future performance that are different from measures calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules that we believe are useful to investors. They are as follows: (i) EBITDA and (ii) EBITDA and net income, excluding non recurring and special charges. The following discussion defines these terms and presents why we believe they are useful measures of our performance.

EBITDA

     A significant portion of our non-current assets consist of intangible assets. Of those intangible assets, our management contracts are amortized over their remaining terms. Because depreciation and amortization are non-cash items, management and many industry investors believe the presentation of EBITDA is more useful. EBITDA represents consolidated earnings before interest expense, income taxes, depreciation and amortization. We believe EBITDA provides useful information to investors regarding our financial condition and results of operations because EBITDA is useful for evaluating our performance and our capacity to incur and service debt, fund capital expenditures and expand our business. Management also uses EBITDA as one measure in determining the value of other acquisitions and dispositions. We also believe that the rating agencies and a number of lenders also use EBITDA for those purposes and a number of restrictive covenants in our indebtedness measure EBITDA. Therefore, disclosing EBITDA may be useful to those investors.

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EBITDA and net income, excluding non-recurring items and special charges

     We define EBITDA, excluding non-recurring items and special charges as EBITDA excluding the effects of certain charges, transactions and expenses incurred in connection with events management believes are not reasonably likely to recur or have a continuing effect on our ongoing operations. Similarly, we define net income (loss) excluding non-recurring items and special charges as net income (loss) without the effects of those same charges, transactions and expenses. We believe that EBITDA and net income (loss) excluding non-recurring items and special charges are useful performance measures because including these non-recurring items and special charges may either mask or exaggerate trends in our ongoing operating performance. Furthermore, performance measures that include non-recurring items and special charges may not be indicative of the continuing performance of our underlying business. Therefore, we present EBITDA and net income (loss) excluding non-recurring items and special charges because they may help investors to compare our performance before the effect of various items that do not directly affect our ongoing operating performance.

     This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, about Interstate Hotels & Resorts, including those statements regarding future operating results and the timing and composition of revenues, among others, and statements containing words such as “expects,” “believes” or “will,” which indicate that those statements are forward-looking. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including the current slowdown of the national economy, economic conditions generally and the real estate market specifically, the impact of the events of September 11, 2001, governmental actions, legislative and regulatory changes, availability of debt and equity capital, interest rates, competition, supply and demand for lodging facilities in our current and proposed market areas, and the company’s ability to manage integration and growth. Additional risks are discussed in Interstate Hotels & Resorts’ filings with the Securities and Exchange Commission, including Interstate Hotels & Resorts annual report on Form 10-K for the year ended December 31, 2002.

Interstate Hotels & Resorts, Inc.
Historical Statements of Operations
(Unaudited, in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Revenue		(as restated) (3)		(as restated) (3)
Lodging revenues	$932	$779	$1,768	$1,455
Net management fees	15,261	4,866	29,456	9,128
Other fees	2,947	5,451	6,829	9,464
Corporate housing	28,392	—	54,211	—

	47,532	11,096	92,264	20,047
Other revenue from managed properties	212,105	71,874	424,602	134,315

Total revenue	259,637	82,970	516,866	154,362
Operating expenses by department:
Lodging expenses	664	549	1,284	1,030
Corporate housing	23,511	—	45,633	—
Undistributed operating expenses:
Administrative and general	17,167	10,021	36,035	16,207
Lease expense	—	—	—	—
Depreciation and amortization	3,666	2,582	8,348	5,110
Merger and integration costs	606	—	2,470	—
Tender offer costs	—	881	—	1,000

	45,614	14,033	93,770	23,347
Other expenses from managed properties	212,105	71,874	424,602	134,315

Total operating expenses	257,719	85,907	518,372	157,662

Net operating income (loss)	1,918	(2,937)	(1,506)	(3,300)
Interest expense, net	2,519	2,160	4,828	3,135
Equity in loss of affiliates	218	416	566	596
Conversion incentive payment — convertible notes	—	7,307	—	7,307
Gain on refinancing	—	—	(13,629)	—

Income (loss) before minority interests and income taxes	(819)	(12,820)	6,729	(14,338)
Minority interests expense (benefit)	(7)	(12)	161	52
Income tax expense (benefit)	(325)	(1,546)	2,627	(2,093)

Net income (loss)	(487)	(11,262)	3,941	(12,297)
Mandatorily redeemable preferred stock:
Dividends	—	148	—	307
Accretion	—	340	—	355
Conversion incentive payment- preferred stock	—	1,943	—	1,943

Net income (loss) available to common shareholders	$(487)	$(13,693)	$3,941	$(14,902)

Weighted average shares outstanding:
Basic (1)	20,609	5,607	20,593	5,440
Diluted (1)	20,609	5,607	21,226	5,440
Basic earnings (loss) per share	$(0.02)	$(2.44)	$0.19	$(2.74)

Diluted earnings (loss) per share	$(0.02)	$(2.44)	$0.19	$(2.74)

Reconciliations of Non-GAAP financial measures
Net income (loss)	$(487)	$(11,262)	$3,941	$(12,297)
Depreciation and amortization	3,666	2,582	8,348	5,110
Interest expense, net	2,519	2,160	4,828	3,135
Equity in loss of affiliates	218	416	566	596
Gain on refinancing	—	—	(13,629)	—
Conversion incentive payment — convertible notes	—	7,307	—	7,307
Minority interests expense (benefit)	(7)	(12)	161	52
Income tax expense (benefit)	(325)	(1,546)	2,627	(2,093)

EBITDA (2)	5,584	(355)	6,842	1,810
Merger and integration costs	606	—	2,470	—
Tender offer costs	—	881	—	1,000
Write-off of intangible assets (5)	801	—	801	—

EBITDA, excluding non-recurring items and special charges (2)	$6,991	$526	$10,113	$2,810

Net income (loss)	$(487)	$(11,262)	$3,941	$(12,297)
Adjustments to net income (loss), net of income taxes:
Merger and integration costs	364	—	1,482	—
Tender offer costs	—	617	—	680
Gain on refinancing	—	—	(8,177)	—
Write-off of intangible assets	481	—	481	—
Minority interest (expense) benefit	(8)	—	118	—

Net loss, excluding non-recurring items and special charges (2)	$350	$(10,645)	$(2,155)	$(11,617)

Basic earnings (loss) per share, excluding non-recurring items and special charges	$0.02	$(1.90)	$(0.10)	$(2.14)

Diluted earnings (loss) per share, excluding non-recurring items and special charges	$0.02	$(1.90)	$(0.10)	$(2.14)

Outlook Reconciliation (4)	Forecast
	Twelve months ending	Three Months ending
	December 31, 2003	September 30, 2003

Net income	$8,400	$800
Depreciation and amortization	13,600	2,600
Interest expense, net	9,400	2,400
Equity in losses of affiliates	2,100	600
Minority interests expense	300	—
Income tax expense	5,600	500
Gain on Refinancing	(13,600)

EBITDA (2)	25,800	6,900

Merger and integration costs	4,000	700
Winston contract termination costs	800	200
Write-off of other management contract assets	400	200

EBITDA, excluding non-recurring items and special charges (2)	$31,000	$8,000

Net income	$8,400	$800
Adjustments to net loss, net of income taxes:
Gain on refinancing	(8,160)
Merger and integration costs	2,400	420
Winston contract termination costs	480	120
Write-off of other management contract assets	240	120

Net income, excluding non-recurring items and special charges (2)	$3,360	$1,460

Income per share, excluding non-recurring items and special charges	$0.16	$0.07

(1)	Presented giving effect to the 4.6 shares of common stock issued to Interstate shareholders, and the one-for-five reverse stock split associated with the merger on July 31, 2002.

(2)	See discussion of EBITDA and EBITDA and net income, excluding non-recurring items and special charges located in the in the “Non-GAAP Financial Measures section, described earlier in this press release.

(3)	2002 amounts have been restated due to a change in the recognition of incentive management fees following the merger. Prior to the merger, Interstate Hotels Corporation had recognized revenue throughout the annual measurement period. Subsequent to the merger, we recognize incentive management fees in the period that it is certain these fees are earned, which is typically the last month of the annual contract period, and is the SEC’s preferred method. This change had no effect on the total annual management fees earned or amount of cash we were paid, however it did affect timing of recognizing the revenue from these fees and resulted in the restatement of management fee revenue for the above presented periods.

(4)	Our outlook reconciliation uses the mid-point of our estimates of net operating income and net loss.

(5)	Write-off of intangible assets is included with administrative and general expenses

Interstate Hotels & Resorts, Inc.
Statements of Operations
(Unaudited, in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

	(historical)	(pro forma) (1)	(historical)	(pro forma) (1)
Revenue
Lodging revenues	$932	$37,146	$1,768	$69,430
Net management fees	15,261	15,749	29,456	29,909
Other fees	2,947	6,492	6,829	11,263
Corporate housing	28,392	27,424	54,211	51,670

	47,532	86,811	92,264	162,272
Other revenue from managed properties	212,105	229,954	424,602	404,794

Total revenue	259,637	316,765	516,866	567,066
Operating expenses by department:
Lodging expenses	664	16,183	1,284	30,547
Corporate housing	23,511	21,910	45,633	42,122
Undistributed operating expenses:	—		—
Administrative and general	17,167	26,054	36,035	49,000
Lease expense	—	14,917	—	27,569
Depreciation and amortization	3,666	4,842	8,348	9,759
Merger and integration costs	606	1,622	2,470	2,001
Gain on Winston lease conversion	—	(7,229)	—	(7,229)
Restructuring costs	—	682	—	682

	45,614	78,981	93,770	154,451
Other expenses from managed properties	212,105	229,954	424,602	404,794

Total operating expenses	257,719	308,935	518,372	559,245

Net operating income (loss)	1,918	7,830	(1,506)	7,821
Interest expense, net	2,519	2,488	4,828	5,398
Equity in loss of affiliates	218	298	566	712
Gain on refinancing	—		(13,629)

Income (loss) before minority interests and income taxes	(819)	5,044	6,729	1,711
Minority interests expense (benefit)	(7)	52	161	34
Income tax expense (benefit)	(325)	(670)	2,627	(1,771)

Net income available to common shareholders	$(487)	$5,662	$3,941	$3,448

Weighted average shares outstanding:
Basic (2)	20,609	20,179	20,593	20,179
Diluted (2)	20,609	20,718	21,226	20,688
Basic earnings (loss) per share	$(0.02)	$0.28	$0.19	$0.17

Diluted earnings (loss) per share	$(0.02)	$0.27	$0.19	$0.17

Reconciliations of Non-GAAP financial measures
Net income (loss)	$(487)	$5,662	$3,941	$3,448
Depreciation and amortization	3,666	4,842	8,348	9,759
Interest expense, net	2,519	2,488	4,828	5,398
Equity in loss of affiliates	218	298	566	712
Gain on refinancing	—	—	(13,629)	—
Minority interests expense (benefit)	(7)	52	161	34
Income tax expense (benefit)	(325)	(670)	2,627	(1,771)

EBITDA (3)	$5,584	$12,672	$6,842	$17,580
Merger and integration costs	606	1,622	2,470	2,001
Gain on Winston lease conversion	—	(7,229)	—	(7,229)
Restructuring costs	—	682	—	682
Write-off of intangible assets (4)	801	—	801	—

EBITDA, excluding non-recurring items and special charges (3)	$6,991	$7,747	$10,113	$13,034

Net income (loss)	$(487)	$5,662	$3,941	$3,448
Adjustments to net income (loss), net of income taxes:
Merger and integration costs	364	1,135	1,482	1,361
Gain on Winston lease conversion	—	(7,229)	—	(7,229)
Restructuring costs	—	477	—	464
Gain on refinancing	—	—	(8,177)	—
Write-off of intangible assets	481	—	481	0
Minority interests (expense) benefit	(8)	60	118	(22)

Net income (loss), excluding non-recurring items and special charges (3)	$350	$105	$(2,155)	$(1,978)

Basic earnings (loss) per share, excluding non-recurring items and special charges	$0.02	$0.01	$(0.10)	$(0.10)

Diluted earnings (loss) per share, excluding non-recurring items and special charges	$0.02	$0.01	$(0.10)	$(0.10)

Pro-forma hotel operating statistics:
Full-service hotels:
Occupancy	68.2%	69.5%	65.6%	66.1%
ADR	$104.53	$108.81	$105.93	$109.20
RevPAR	$71.26	$75.64	$69.47	$72.22
Limited-service hotels:
Occupancy	68.6%	70.7%	65.5%	66.9%
ADR	$80.41	$80.90	$79.48	$79.62
RevPAR	$55.20	$57.20	$52.07	$53.30

(1)	Assumes the merger transaction between Interstate Hotels Corporation and MeriStar Hotels & Resorts, Inc. was completed on January 1, 2002.

(2)	Presented giving effect to the 4.6 shares of common stock issued to Interstate shareholders, and the one-for-five reverse stock split associated with the merger on July 31, 2002.

(3)	See discussion of EBITDA and EBITDA and net income, excluding non-recurring items and special charges located in the “Non-GAAP Financial Measures” section of this press release.

(4)	Write-off of intangible assets is included with administrative and general expenses